Exhibit 10.32

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”). Such portions have been redacted and are marked with a “[***]” in the place of the redacted language. The redacted information has been filed separately with the Commission.

AMENDMENT TO LICENSE AGREEMENT

THIS AMENDMENT TO LICENSE AGREEMENT (the “Amendment”) is made and entered into effective as of April 29, 2008 (the “Amendment Effective Date”), by and between The Scripps Research Institute, a California nonprofit public benefit corporation (“Scripps”), and Sangamo BioSciences, Inc., a Delaware corporation (“Licensee”), having principal offices at 501 Canal Blvd., Suite A100, Richmond, CA 94804.

Scripps and Licensee hereby agree to amend that certain License Agreement, dated March 14, 2000 (the “Agreement”) as follows:

1. Definitions. All defined terms used and not otherwise defined in this Amendment have the meanings ascribed to such terms in the Agreement. The following terms, when capitalized, have the following meanings and shall be added to Section 1 of this Agreement:

(a) “Expressed Protein” means a recombinant protein expressed by a Modified Cell Line.

(b) “Genentech” means Genentech, Inc.

(c) “Genentech Agreements” mean that certain Research and License Agreement between Genentech and Licensee, dated April 27, 2007, and that certain Second Research and License Agreement between Genentech and Licensee, dated February 25, 2008, in each case as amended as of the Amendment Effective Date, but prior to any amendments subsequent to the Amendment Effective Date.

(d) “Genentech Revenue” means any cash compensation (including, without limitation, any fees, milestone payments, or running royalties (if any)) received by Licensee from Genentech under either of the Genentech Agreements.

(e) “Modified Cell Line” has the meaning assigned to it in the Genentech Agreements.

(f) “Primary Genentech Revenue” means Genentech Revenue for which no Sigma Payments are owed.

(g) “Secondary Genentech Revenue” means Genentech Revenue (other than Primary Genentech Revenue), less any Sigma Payments applicable thereto.

(h) “Sigma” means Sigma-Aldrich Co.

(i) “Sigma Payment” means any portion of Genentech Revenue that Licensee is obligated to remit to Sigma pursuant to a written agreement with Sigma.

(j) “Special Product” means any product incorporating an Expressed Protein (provided such product does not incorporate any Licensed Product that is not an Expressed Protein)

(k) “Sublicensee” means any third party (including Affiliates) to which Licensee grants a sublicense under the Scripps Technology and/or the Scripps Patent Rights.

2. The following shall be added as a new Section 2.7.1 of the Agreement:

“2.7.1. Royalties on Genentech Revenue. Licensee shall pay royalties on Primary Genentech Revenue and Secondary Genentech Revenue at the following royalty rates:

(a) Primary Genentech Revenue	[***]%
(b) Secondary Genentech Revenue	[***]% (subject to the following paragraph)

Notwithstanding the foregoing, in the event that, pursuant to a license under patents owned or controlled by parties other than Scripps, Licensee must pay the applicable licensor(s) a portion of any Secondary Genentech Revenue, Licensee may deduct from the royalties payable under Section 2.7.1(b) an amount equal to [***] percent ([***]%) of such portion of Secondary Genentech Revenue payable to such licensor(s). Notwithstanding the foregoing, the amount payable to Scripps under Section 2.7.1(b) shall in no event be less than [***] percent ([***]%) of the Secondary Genentech Revenue.

Payments under this Section 2.7.1 shall be due sixty (60) days after Licensee receives the applicable Primary Genentech Revenue or Secondary Genentech Revenue.”

3. The following shall be added at the end of Section 2.3.1 of the Agreement:

“Scripps acknowledges and agrees that (i) no royalties shall be owed to Scripps under this Section 2.3.1 of the Agreement on sales of any Special Product by Genentech or its affiliates or licensees; (ii) no royalties shall be owed to Scripps under this Section 2.3.1 of the Agreement with respect to any Genentech Revenue; and (iii) no payments will be owed to Scripps under this Agreement with respect to any portion of Genentech Revenue that is remitted to Sigma as a Sigma Payment.”

4. As of the Amendment Effective Date, all references in Section 2.3.2 to $[***] shall be changed to $[***].

5. The following shall be added as a new Section 2.7.2 of the Agreement:

“Scripps acknowledges and agrees that the right to sublicense granted in Section 2.1 of this Agreement includes the right to sublicense to various sublicensees in different

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

subfields of use within the Field (and in the case of nonexclusive sublicenses, overlapping subfields of use within the Field). However, none of Licensee’s sublicensees shall have the right to further sublicense without Scripps’ prior written consent. Scripps’ right to approve sublicenses is solely to ensure that such sublicense agreements comply with the provisions of this Section 2.7. Licensee must provide Scripps with a copy of each sublicense agreement within thirty (30) days of its effective date.”

6. The following language is hereby added as a new Section 8.7, which shall survive any termination of the Agreement:

“8.7. Survival of Sublicenses. Any sublicense shall, at the election of the applicable Sublicensee, survive termination of this Agreement, in accordance with the provisions of this Section 8.7. Upon termination of this Agreement, Scripps hereby grants to each Sublicensee, not then in default, an option to obtain directly from Scripps a license agreement on the terms set forth below, which option shall be exercisable by such Sublicensee during the sixty (60) day period commencing on the later of the date of termination of this Agreement pursuant to this Section 8 or when such Sublicensee learns of such termination. In the event a Sublicensee elects to exercise this option and provides its written notice thereof within the sixty (60) day period, as a condition precedent to Scripps’ obligation to grant the direct license to that Sublicensee, such Sublicensee (or if there is at such time more than one Sublicensee exercising this option, then those Sublicensees jointly and severally) must pay to Scripps all past due royalties, non-royalty revenue, patent costs and all other monies owed by Licensee to Scripps under this Agreement (the “Past Due Amount”). Upon request of any Sublicensee, Scripps shall disclose to such Sublicensee (in confidence) the Past Due Amount, and Licensee hereby waives any confidentiality or other rights with respect to such information, solely to the extent necessary for Scripps to provide such information to such Sublicensee in accordance with this Section 8.7. In addition, Scripps shall use reasonable efforts to facilitate communication between Sublicensees that indicate a desire to coordinate a joint payment of the Past Due Amount. Upon Scripps’ receipt of the Past Due Amount, Scripps shall enter into a license agreement (a “New License Agreement”) directly with each requesting Sublicensee and the license granted in each New License Agreement shall be retroactive to the date of termination of this Agreement. Each New License Agreement shall be subject to the same non-financial terms and conditions as those in this Agreement; provided, however, that each New License Agreement shall contain substantially the same terms and conditions regarding sublicense scope, sublicense territory, duration of sublicense grant, and diligence obligations as the sublicense agreement between such Sublicensee and Licensee. In addition, (i) each Sublicensee shall agree in the New License Agreement to terms providing that in no event shall Scripps be liable to Sublicensee for any actual or alleged breach of such sublicense agreement by Licensee; (ii) Scripps shall not have any obligations to such Sublicensee other than Scripps’ obligations to Licensee as set forth herein; and (iii) in no event shall Scripps be obliged to accept provisions in the New License Agreement (a) unless such provisions correspond to rights granted by Licensee to Sublicensee in conformance with this Agreement and such provisions are not in conflict with the rights, duties and obligations accruing to the Licensee under this Agreement; or (b) where such provisions are inconsistent with the legal obligations under any other sublicense agreement granted by Licensee, or by applicable federal, state or local statute or regulation. The financial consideration to Scripps under the New License Agreement shall be as follows: (A) such Sublicensee (or if there is at such time more than one such Sublicensee who elects to enter into a New License Agreement, such Sublicensees jointly and severally) shall be required to make any minimum annual royalties due pursuant to Section 2.3.2 and to pay Licensee’s share of any patent costs, as set forth in Section 3.2; and (B) each such Sublicensee shall be required to make any monetary payment(s) that, had this Agreement not been terminated, Licensee would have been required to make under this Agreement as a result of the activities of such Sublicensee. Notwithstanding the foregoing, in no event shall the minimum annual royalties due pursuant to Section 2.3.2 by a particular Sublicensee for any twelve (12) month period specified therein (i.e., any calendar year) exceed the greater of [***] Dollars ($[***]) or [***] percent ([***]%) of the total royalties payable under the New License Agreement by such Sublicensee (if any) during the immediately preceding twelve (12) month period. Each Sublicensee shall be an intended third party beneficiary of this Section 8.7, to the extent such Sublicensee exercises its option under this Section 8.7. Licensee must include or specifically reference this Section 8.7 in each of its sublicense agreements in order for such Sublicensee to have the option described above.”

7. Representations. Licensee hereby represents and warrants to Scripps that (a) none of the payments owed by Genentech under that certain Research and License Agreement between Genentech and Licensee, dated April 27, 2007, is a Sigma Payment; (b) as of the Amendment Effective Date, Licensee does not anticipate that the Modified Cell Lines and Special Products contemplated by the Genentech Agreements will be covered by the claims of the Scripps Patent Rights; and (c) Licensee has not granted to Genentech any licenses under the Scripps Patent Rights to sell, offer for sale, or have sold Modified Cell Lines or Special Products.

8. Miscellaneous. This Amendment amends the terms of the Agreement as expressly provided above, and the Agreement, as so amended and including all of its other terms and provisions that are not amended, remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to License Agreement to be executed by their duly authorized representatives as of the Amendment Effective Date.

THE SCRIPPS RESEARCH INSTITUTE

By:	/s/ Polly A. Murphy

Name:	Polly A. Murphy, DVM, Ph.D

Title:	Senior Vice President Business and Scientific Services

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

SANGAMO BIOSCIENCES, INC.

By:	/s/ David G. Ichikawa

Name:	David G. Ichikawa

Title:	SVP Business Development